Exhibit 23.1

Consent of Independent Auditor

BioLife Solutions, Inc.

Bothell, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-233912 and 333-222433) and on Form S-8 (Nos. 333-222437, 333-205101, and 333-189551) of BioLife Solutions, Inc. of our report dated December 14, 2020 relating to the consolidated financial statements of SciSafe Holdings Limited (now known as SciSafe Holdings, Inc.), which appears in this Current Report on Form 8-K/A of BioLife Solutions, Inc.

/s/ BDO USA, LLP

Woodbridge, New Jersey

December 14, 2020